Exhibit 16.1

                                Scott & Guilfoyle
                          Certified Public Accountants
                           5 Dakota Drive - Suite 206
                          Lake Success, New York 11042

                                               September 29, 2000

Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, D.C. 20549

            re:   EDG Capital, Inc.

Ladies and Gentlemen:

            We have been furnished with a copy of the response to Item 4 of the Form 8-K for the event that occurred on September 29, 2000, to be filed by our former client, EDG Capital, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

                                               Very truly yours,


                                               /s/ Scott & Guilfoyle
                                               ------------------------------
                                               Scott & Guilfoyle


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